Exhibit 99.1

NEWS RELEASE

Media Contact:	Linda Pazin
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	David Huang
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports First-Quarter 2022 Earnings Results

SAN DIEGO, May 5, 2022 – Sempra (NYSE: SRE) (BMV: SRE) today announced first-quarter 2022 earnings of $612 million, or $1.93 per diluted share, compared to first-quarter 2021 earnings of $874 million, or $2.87 per diluted share. On an adjusted basis, the company’s first-quarter 2022 earnings were $924 million, or $2.91 per diluted share, compared to $900 million, or $2.95 per diluted share, in 2021.
“At Sempra, we understand the importance of energy security as a critical part of the transition to a lower-carbon future. That is why our investments in North American energy networks are designed to improve the safety and reliability of our services for the benefit of our customers and the communities we serve,” said Jeffrey W. Martin, chairman and chief executive officer of Sempra. “Also, as first quarter results demonstrate, our track record of operational excellence, commitment to safety and disciplined capital allocation creates the opportunity to deliver another strong year of financial performance.”
The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the first quarter of 2022 and 2021.

(Dollars, and shares in millions, except EPS)	Three months ended March 31,
	2022	2021
	(Unaudited)
GAAP Earnings	$612	$874
Impacts Associated with Aliso Canyon Litigation(1)	66	—
Impact from Foreign Currency and Inflation and Associated Undesignated Derivatives	75	(3)
Net Unrealized Losses on Commodity Derivatives	51	29
Deferred Income Tax Expense Associated with the Change in our Indefinite Reinvestment Assertion Related to the Pending Sale of a Non-Controlling Interest to ADIA	120	—
Adjusted Earnings(2)	$924	$900

Diluted Weighted-Average Common Shares Outstanding	317	308
GAAP EPS(3),(4)	$1.93	$2.87

Diluted Weighted-Average Common Shares Outstanding	317	308
Adjusted EPS(2),(3),(4)	$2.91	$2.95

1) Related to five property developer claims, four of which were settled in Q1-2022.
2) See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.
3) For Q1-2021, preferred dividends of $10M are added back to GAAP earnings and adjusted earnings because of the dilutive effect of Series B mandatory convertible preferred stock.
4) For Q1-2022, higher weighted-average shares are driven by the IEnova exchange offer, partially offset by share repurchases of $300M in Q4-2021 and $200M in Q1-2022.

Sempra California
During the quarter, San Diego Gas & Electric Co. (SDG&E) and the U.S. Forest Service announced the completion of the Cleveland National Forest fire hardening and safety project, which is helping to reinforce the San Diego region’s community fire safety and electric system hardening efforts. The $700 million project was part of a decade-long collaboration with local, state and federal agencies to improve the fire resistance of electric infrastructure throughout approximately 880 square miles of SDG&E’s service territory.
Last month, SDG&E and Southern California Gas Co. (SoCalGas) filed their 2023 cost of capital applications to update their cost of capital for 2023 through 2025 and expect a decision later this year. Later this month, both utilities expect to file their general rate cases with the California Public Utilities Commission to update their authorized revenue requirements for 2024 through 2027.

Sempra Texas
In Texas, Oncor Electric Delivery Company LLC (Oncor) is executing on its five-year capital plan by expanding and modernizing the transmission and distribution infrastructure within its service territory to support strong demographic growth. In the first quarter, Oncor recorded a 78% increase in new transmission point of interconnection requests compared to the prior year. Additionally, during the quarter, Oncor connected approximately 16,000 premises to the grid and upgraded approximately 380 miles of power lines as a result of continued growth in its service territory.
In 2021, the Public Utility Commission of Texas (PUCT) approved a request to extend Oncor’s rate case filing deadline to June of 2022. Oncor plans to file its rate case with the PUCT later this month.

Sempra Infrastructure
Sempra Infrastructure is working to expand its North American infrastructure network through the development of its liquefied natural gas (LNG) portfolio that is uniquely positioned to serve customers in both the Pacific and Atlantic markets. The company also is continuing to support growing integration of North American energy markets through its U.S.-Mexico cross-border infrastructure business.
To support its growth, the company took steps to advance the development of its Cameron LNG Phase 2 expansion project with its partners at the Cameron LNG joint venture. These include a non-binding Heads of Agreement, which provides the commercial framework for the expansion of the facility by adding a fourth LNG train and also increasing the production capacity of the existing three trains through debottlenecking activities. Furthermore, the company and Cameron LNG entered into a project development agreement, which provides for the management and funding of the ongoing development work that is necessary to prepare for a final investment decision. Concurrent with these activities, Cameron LNG is also conducting a competitive Front-End Engineering Design process. This development work is targeted to be completed in the summer of 2023 and the company expects to be in a position to make a final investment decision thereafter.
In March, the company announced a non-binding memorandum of understanding (MOU) with TotalEnergies for the company’s Vista Pacífico LNG project under development in Mexico. The referenced MOU for the Vista Pacífico project contemplates TotalEnergies contracting for approximately one-third of the long-term export production, as well as TotalEnergies’ participation as a minority equity investor in the project.
Sempra expects to close the sale of a non-controlling 10% interest in Sempra Infrastructure Partners to a subsidiary of Abu Dhabi Investment Authority (ADIA) for $1.785 billion in cash in the second quarter, subject to customary closing adjustments and conditions. Upon closing, Sempra will own a 70% controlling interest in Sempra Infrastructure Partners.

Sustainable Business Practices
Sempra’s focus on sustainability is central to its corporate strategy with an unwavering focus on safety, resilience, energy security and climate security. Sempra’s newly published 2021 Corporate Sustainability Report highlights the company’s commitment to sustainable business practices, including its proactive management of environmental, social and governance risks and opportunities across its three growth platforms. These practices include aligning the company’s portfolio with long-term macroeconomic, market and policy trends, strengthening operational excellence by enhancing safety, climate resilience and affordability, and capturing new investments in infrastructure that support increasingly diversified and cleaner forms of energy.

Earnings Guidance
Sempra is updating its full-year 2022 GAAP earnings per common share (EPS) guidance range to $7.11 to $7.71, affirming its full-year 2022 adjusted EPS guidance range of $8.10 to $8.70, and affirming its full-year 2023 EPS guidance range of $8.60 to $9.20.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the company’s website, sempra.com. For those unable to log on to the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 3600295.

About Sempra
Sempra's mission is to be North America's premier energy infrastructure company. The Sempra family of companies have 20,000 talented employees who deliver energy with purpose to nearly 40 million consumers. With more than $72 billion in total assets at the end of 2021, the San Diego-based company is the owner of one of the largest energy networks in North America helping some of the world's leading economies move to cleaner sources of energy. The company is helping to advance the global energy transition through electrification and decarbonization in the markets it serves, including California, Texas, Mexico and the LNG export market. Sempra is consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performing culture focused on safety, workforce development and training, and diversity and inclusion. Sempra is the only North American utility sector company included on the Dow Jones Sustainability World Index and was also named one of the "World's Most Admired Companies" for 2022 by Fortune Magazine. For additional information about Sempra, please visit Sempra's website at sempra.com and on Twitter @Sempra.

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This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, in rates from customers or a combination thereof; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the U.S., Mexico and other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) the ability to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) the ability to realize anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of partners or other third parties, including governmental entities and regulatory bodies; the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, arbitrations, and property disputes, including those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; changes to laws, including changes to certain of Mexico’s laws and rules that impact energy supplier permitting, energy contract rates, the electricity industry generally and the ability to import, export, transport and store hydrocarbons; cybersecurity threats, including by state and state-sponsored actors, to the energy grid, storage and pipeline infrastructure, information and systems used to operate our businesses, and confidentiality of our proprietary information and personal information of our customers and employees, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which have become more pronounced due to recent geopolitical events and other uncertainties, such as the war in Ukraine; failure of foreign governments and state-owned entities to honor their contracts and commitments; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our debt service obligations; the impact of energy and climate policies, legislation, rulemaking and disclosures, as well as related goals set and actions taken by companies in our industry, including actions to reduce or eliminate reliance on natural gas generally and any deterioration of or increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets; the pace of the development and adoption of new technologies in the energy sector, including those designed to support governmental and private party energy and climate goals, and our ability to timely and economically incorporate them into our business; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires or subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance, may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities; the impact of the COVID-19 pandemic, including potential vaccination mandates, on capital projects, regulatory approvals and the execution of our operations; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Community Choice Aggregation and Direct Access, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange, inflation and interest rates and commodity prices, including inflationary pressures in the U.S., and our ability to effectively hedge these risks and with respect to inflation and interest rates, the impact on SDG&E’s and SoCalGas’ cost of capital and the affordability of customer rates; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain current or potential counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, sec.gov, and on Sempra’s website, sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended March 31,
	2022	2021
	(unaudited)
REVENUES
Utilities:
Natural gas	$2,320	$1,777
Electric	1,117	1,068
Energy-related businesses	383	414
Total revenues	3,820	3,259

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(802)	(349)
Cost of electric fuel and purchased power	(205)	(232)
Energy-related businesses cost of sales	(135)	(109)
Operation and maintenance	(1,086)	(1,001)
Aliso Canyon litigation and regulatory matters	(92)	—
Depreciation and amortization	(493)	(442)
Franchise fees and other taxes	(162)	(153)
Other income, net	38	35
Interest income	25	19
Interest expense	(243)	(259)
Income before income taxes and equity earnings	665	768
Income tax expense	(334)	(158)
Equity earnings	326	318
Net income	657	928
Earnings attributable to noncontrolling interests	(34)	(33)
Preferred dividends	(11)	(21)
Earnings attributable to common shares	$612	$874

Basic earnings per common share (EPS):
Earnings	$1.93	$2.91
Weighted-average common shares outstanding	316,353	300,905

Diluted EPS:
Earnings	$1.93	$2.87
Weighted-average common shares outstanding	317,434	308,458

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS (Unaudited)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2022 and 2021 as follows:
Three months ended March 31, 2022:
▪$(66) million from impacts associated with Aliso Canyon natural gas storage facility litigation related to five property developer claims, four of which were settled, at Southern California Gas Company (SoCalGas)
▪$(75) million impact from foreign currency and inflation and associated undesignated derivatives
▪$(51) million net unrealized losses on commodity derivatives
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the pending sale of NCI to Abu Dhabi Investment Authority (ADIA), which remains subject to the satisfaction of closing conditions

Three months ended March 31, 2021:
▪$3 million impact from foreign currency and inflation and associated undesignated derivatives
▪$(29) million net unrealized losses on commodity derivatives

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Pretax amount	Income tax benefit(1)	Non-controlling interests	Earnings
	Three months ended March 31, 2022				Three months ended March 31, 2021
Sempra GAAP Earnings				$612				$874
Excluded items:
Impacts associated with Aliso Canyon litigation	$92	$(26)	$—	66	$—	$—	$—	—
Impact from foreign currency and inflation and associated undesignated derivatives	25	70	(20)	75	30	(42)	9	(3)
Net unrealized losses on commodity derivatives	88	(20)	(17)	51	46	(13)	(4)	29
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the pending sale of NCI to ADIA	—	120	—	120	—	—	—	—
Sempra Adjusted Earnings				$924				$900

Diluted EPS:
Sempra GAAP Earnings				$612				$874
Add back dividends for dilutive series B preferred stock				—				10
Sempra GAAP Earnings for GAAP EPS				$612				$884
Weighted-average common shares outstanding, diluted				317,434				308,458
Sempra GAAP EPS				$1.93				$2.87

Sempra Adjusted Earnings				$924				$900
Add back dividends for dilutive series B preferred stock				—				10
Sempra Adjusted Earnings for Adjusted EPS				$924				$910
Weighted-average common shares outstanding, diluted				317,434				308,458
Sempra Adjusted EPS				$2.91				$2.95
(1)    Except for adjustments that are solely income tax, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA 2022 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2022 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra 2022 Adjusted EPS Guidance Range of $8.10 to $8.70 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:

▪$(66) million from impacts associated with Aliso Canyon natural gas storage facility litigation related to five property developer claims, four of which were settled in the three months ended March 31, 2022, at SoCalGas
▪$(75) million impact from foreign currency and inflation and associated undesignated derivatives for the three months ended March 31, 2022
▪$(51) million net unrealized losses on commodity derivatives for the three months ended March 31, 2022
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the pending sale of NCI to ADIA, which remains subject to the satisfaction of closing conditions

Sempra 2022 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation effects and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2022 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2022 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2022 Adjusted EPS Guidance Range to Sempra 2022 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2022
Sempra GAAP EPS Guidance Range	$7.11	to	$7.71
Excluded items:
Impacts associated with Aliso Canyon litigation	0.21		0.21
Impact from foreign currency and inflation and associated undesignated derivatives	0.24		0.24
Net unrealized losses on commodity derivatives	0.16		0.16
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the pending sale of NCI to ADIA	0.38		0.38
Sempra Adjusted EPS Guidance Range	$8.10	to	$8.70
Weighted-average common shares outstanding, diluted (millions)			317

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2022	December 31, 2021(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,519	$559
Restricted cash	14	19
Accounts receivable – trade, net	1,857	2,071
Accounts receivable – other, net	338	398
Due from unconsolidated affiliates	671	23
Income taxes receivable	139	79
Inventories	352	389
Prepaid expenses	239	260
Regulatory assets	127	271
Greenhouse gas allowances	98	97
Other current assets	147	209
Total current assets	6,501	4,375

Other assets:
Restricted cash	3	3
Due from unconsolidated affiliates	—	637
Regulatory assets	2,349	2,011
Insurance receivable for Aliso Canyon costs	360	360
Greenhouse gas allowances	539	422
Nuclear decommissioning trusts	946	1,012
Dedicated assets in support of certain benefit plans	532	567
Deferred income taxes	148	151
Right-of-use assets – operating leases	595	594
Investment in Oncor Holdings	13,116	12,947
Other investments	1,674	1,525
Goodwill	1,602	1,602
Other intangible assets	363	370
Wildfire fund	324	331
Other long-term assets	1,268	1,244
Total other assets	23,819	23,776
Property, plant and equipment, net	44,602	43,894
Total assets	$74,922	$72,045
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2022	December 31, 2021(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,181	$3,471
Accounts payable – trade	1,375	1,671
Accounts payable – other	171	178
Dividends and interest payable	591	563
Accrued compensation and benefits	312	479
Regulatory liabilities	704	359
Current portion of long-term debt and finance leases	298	106
Reserve for Aliso Canyon costs	2,052	1,980
Greenhouse gas obligations	98	97
Other current liabilities	1,218	1,131
Total current liabilities	9,000	10,035

Long-term debt and finance leases	24,416	21,068

Deferred credits and other liabilities:
Due to unconsolidated affiliates	309	287
Regulatory liabilities	3,360	3,402
Greenhouse gas obligations	290	225
Pension and other postretirement benefit plan obligations, net of plan assets	704	687
Deferred income taxes	3,948	3,477
Asset retirement obligations	3,417	3,375
Deferred credits and other	1,918	2,070
Total deferred credits and other liabilities	13,946	13,523
Equity:
Sempra Energy shareholders’ equity	26,114	25,981
Preferred stock of subsidiary	20	20
Other noncontrolling interests	1,426	1,418
Total equity	27,560	27,419
Total liabilities and equity	$74,922	$72,045
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Three months ended March 31,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$657	$928
Adjustments to reconcile net income to net cash provided by operating activities	705	446
Net change in working capital components	326	84
Insurance receivable for Aliso Canyon costs	—	31
Distributions from investments	204	208
Changes in other noncurrent assets and liabilities, net	(285)	(195)
Net cash provided by operating activities	1,607	1,502

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,204)	(1,181)
Expenditures for investments and acquisitions	(85)	(115)
Purchases of nuclear decommissioning trust assets	(242)	(288)
Proceeds from sales of nuclear decommissioning trust assets	242	288
Advances to unconsolidated affiliates	—	(8)
Distributions from investments	—	4
Other	(1)	(1)
Net cash used in investing activities	(1,290)	(1,301)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(349)	(301)
Preferred dividends paid	—	(36)
Issuances of common stock	3	—
Repurchases of common stock	(226)	(37)
Issuances of debt (maturities greater than 90 days)	4,023	102
Payments on debt (maturities greater than 90 days) and finance leases	(1,048)	(1,093)
(Decrease) increase in short-term debt, net	(720)	932
Advances from unconsolidated affiliates	18	20
Proceeds from sales of noncontrolling interests	13	7
Distributions to noncontrolling interests	(53)	—
Contributions from noncontrolling interests	6	—
Other	(29)	(1)
Net cash provided by (used in) financing activities	1,638	(407)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(1)

Increase (decrease) in cash, cash equivalents and restricted cash	1,955	(207)
Cash, cash equivalents and restricted cash, January 1	581	985
Cash, cash equivalents and restricted cash, March 31	$2,536	$778

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS
(Dollars in millions)
	Three months ended March 31,
	2022	2021
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$234	$212
SoCalGas	334	407
Sempra Texas Utilities	162	135
Sempra Infrastructure	95	202
Parent and other	(213)	(82)
Total	$612	$874

	Three months ended March 31,
	2022	2021
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$552	$555
SoCalGas	468	459
Sempra Texas Utilities	85	50
Sempra Infrastructure	182	231
Parent and other	2	1
Total	$1,289	$1,296

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended March 31,
	2022	2021
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	116	127
Transportation (Bcf)(1)	144	137
Total deliveries (Bcf)(1)	260	264

Total gas customer meters (thousands)	7,013	6,975

SDG&E
Electric sales (millions of kWhs)(1)	2,266	3,289
Community Choice Aggregation and Direct Access (millions of kWhs)	1,898	813
Total deliveries (millions of kWhs)(1)	4,164	4,102

Total electric customer meters (thousands)	1,498	1,486

Oncor(2)
Total deliveries (millions of kWhs)	33,711	30,677
Total electric customer meters (thousands)	3,848	3,781

Ecogas
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	144	136

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Infrastructure
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	524	845
Wind and solar (millions of kWhs)(1)(3)	732	543
(1)     Include intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.
(3)     Includes 50% of the total power generated and sold at the Energía Sierra Juárez (ESJ) wind power generation facility through March 19, 2021. As of March 19, 2021, ESJ became a wholly owned, consolidated subsidiary of IEnova.